                                                                   Exhibit 99.01
                                                                   Schedule II


                          Independent Auditors' Report



The Board of Directors and Stockholder
Royster-Clark, Inc.:



Under date of March 5, 2003, we reported on the consolidated balance sheets of Royster-Clark, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in note 2 to the consolidated financial statements, the Company implemented Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.



                                                        /s/ KPMG



March 5, 2003

                                                                    Exhibit 99.1
                                                                    Schedule II

                               ROYSTER-CLARK, INC.
                         Allowance for Doubtful Accounts
                                 (In thousands)


                                                     Amounts
                                   Balance         charged to                           Balance
                                  beginning        costs and                            end of
                                  of period         expenses      Deductions(1)         period
----------------------------------------------------------------------------------------------------

Year Ended December 31, 2000          7,032            2,800            (3,941)          5,891

Year Ended December 31, 2001          5,891            2,980            (3,521)          5,350

Year Ended December 31, 2002          5,350            2,630            (1,862)          6,118
--------------
(1) Amounts determined not collectible, net of recoveries.